ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

EXHIBIT 1.01

ARRIS International, plc.

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM

JANUARY 1, 2015 TO DECEMBER 31, 2015

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

INTRODUCTION

This Conflict Minerals Report for ARRIS International, plc. including all of its subsidiaries (“ARRIS,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1, 2015 to December 31, 2015.

On January 4, 2016, ARRIS Group, Inc. (“ARRIS Group”) completed its combination (the “Combination”) with Pace plc, a company incorporated in England and Wales (“Pace”). In connection with the Combination, (i) ARRIS International plc ( “ARRIS International” or “ARRIS”), a company incorporated in England and Wales, acquired all of the outstanding ordinary shares of Pace and (ii) a wholly-owned subsidiary of ARRIS International was merged with and into ARRIS Group (the “Merger”), with ARRIS Group surviving the Merger as an indirect wholly-owned subsidiary of ARRIS International. This Conflict Minerals Report is being filed by ARRIS International on behalf of, and as successor, to ARRIS Group. The Registrant is deemed to be the successor to ARRIS Group pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended.

ARRIS is a provider of products and services to cable operators and wireline telecommunications (“telco”) service providers (collectively, “network operators”) that enable the delivery of video, voice and data services to consumers. The product portfolio primarily includes interactive settop boxes, end-to-end digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE (consumer premises equipment).

For the reporting period from January 1, 2015 to December 31, 2015, ARRIS conducted a reasonable country of origin inquiry and due diligence on the source and chain of custody of the conflict minerals that are necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture, after January 1, 2015, for which the results of our reasonable country of origin inquiry and due diligence conducted on these conflict minerals are presented herein.

REASONABLE COUNTRY OF ORIGIN INQUIRY

We conducted a reasonable country of origin inquiry (RCOI) of relevant 3TG Direct Suppliers using the CFSI Conflict Minerals Reporting Template (“CMRT”), which included questions about the location or mine of origin, and encouraged those suppliers to make similar efforts to survey their supply chain using the CMRT and report the facilities and location or mine of origin for necessary conflict minerals.

DUE DILIGENCE MEASURES

We conducted due diligence on the source and chain of custody of our conflict minerals to ascertain whether these conflict minerals originated in the Democratic Republic of the Congo or any of its adjoining countries and financed or benefited non-state armed groups in any of these countries.

DESIGN OF OUR DUE DILIGENCE MEASURES

Our conflict minerals due diligence measures have been designed to conform with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”), as

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We designed our due diligence measures to:

1)	establish strong Company management systems for conflict minerals supply chain due diligence;

2)	identify and assess conflict minerals risks in our supply chain;

3)	design and implement strategies to respond to conflict minerals risks identified;

4)	contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5)	report on our conflict minerals supply chain due diligence activities.

DUE DILIGENCE MEASURES PERFORMED

Our due diligence measures included the following activities:

1)	Established an internal team to implement the ARRIS Conflict Minerals Program;

2)	established company policies and requirements and incorporated those requirements into supplier contracts to define ARRIS’s expectations of suppliers regarding sourcing of conflict minerals and reporting of information to ARRIS;

3)	conducted a review to identify relevant direct suppliers of products containing necessary conflict minerals (in the form of gold and the derivatives tin, tantalum, and tungsten, or collectively, “3TG” and “3TG Direct Suppliers”);

4)	reviewed all supplier responses against internally established criteria for completeness, consistency and risk;

5)	requested the specific processing facility names (smelters) from all suppliers indicating sources in the covered countries; and

6)	compared the facilities identified by suppliers indicating sourcing from the covered countries against the list of facilities that have received a “conflict-free” designation for tantalum, tin, tungsten and gold published by the Conflict Free Sourcing Initiative (“CFSI”) - the Conflict-Free Smelter List (“CFS List”).

DUE DILIGENCE RESULTS

We had a response rate of 99% to our supplier RCOI and due diligence performed for facilities (smelters) indicated by suppliers as having sources in the covered countries are as follows:

Based on the CFSI RCOI Data (dated 2-19-16) 38 smelters and refiners were identified as sourcing from the covered countries. All were listed on the CFSI Conflict Free Smelter list

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

Three suppliers indicated a tin smelter as sourcing from the covered countries. These suppliers had no direct evidence of covered country sources other than the location of the smelter in Rwanda. This smelter is currently listed by the CFSI as “Active CFSP.”

All remaining smelters identified by suppliers as sourcing from the covered countries were listed on the CFSI Conflict Free Smelter list.

Overall, of the 298 unique smelters identified by our suppliers and verified against CFSI known smelters and refiners, 212 are listed as “Compliant” by CFSI and 36 are “Active CFSP” (CSFI Database 4-15-16).

PRODUCT DESCRIPTIONS

ARRIS’ product portfolio primarily includes set-top boxes, end-to-end digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE. Detailed descriptions and technical information can be found on our website (www.arris.com).

COUNTRIES OF ORIGIN AND FACILITIES USED TO PROCESS CONFLICT MINERALS IN ARRIS PRODUCTS

The following list represents the smelters and refiners provided by suppliers, verified against CFSI known smelters and refiners.

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Advanced Chemical Company	Gold	UNITED STATES	CID000015
Aida Chemical Industries Co., Ltd.	Gold	JAPAN	CID000019
Aktyubinsk Copper Company TOO	Gold	KAZAKHSTAN	CID000028
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	CID000041
AngloGold Ashanti Córrego do Sítio Mineração	Gold	BRAZIL	CID000058
Argor-Heraeus SA	Gold	SWITZERLAND	CID000077
Asahi Pretec Corporation	Gold	JAPAN	CID000082
Asaka Riken Co., Ltd.	Gold	JAPAN	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY	CID000103
Aurubis AG	Gold	GERMANY	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	CID000128
Boliden AB	Gold	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	Gold	GERMANY	CID000176
Caridad	Gold	MEXICO	CID000180

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
CCR Refinery - Glencore Canada Corporation	Gold	CANADA	CID000185
Cendres + Métaux SA	Gold	SWITZERLAND	CID000189
Yunnan Copper Industry Co., Ltd.	Gold	CHINA	CID000197
Chimet S.p.A.	Gold	ITALY	CID000233
Chugai Mining	Gold	JAPAN	CID000264
Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID000328
Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA	CID000343
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF	CID000359
DODUCO GmbH	Gold	GERMANY	CID000362
Dowa	Gold	JAPAN	CID000401
Eco-System Recycling Co., Ltd.	Gold	JAPAN	CID000425
OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	CID000493
Gansu Seemine Material Hi-Tech Co., Ltd.	Gold	CHINA	CID000522
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA	CID000651
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA	CID000671
Heimerle + Meule GmbH	Gold	GERMANY	CID000694
Heraeus Ltd. Hong Kong	Gold	CHINA	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY	CID000711
Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA	CID000767
Hwasung CJ Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID000778
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Gold	CHINA	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	CID000807
Istanbul Gold Refinery	Gold	TURKEY	CID000814
Japan Mint	Gold	JAPAN	CID000823
Jiangxi Copper Company Limited	Gold	CHINA	CID000855
Asahi Refining USA Inc.	Gold	UNITED STATES	CID000920
Asahi Refining Canada Limited	Gold	CANADA	CID000924
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	CID000927
JSC Uralelectromed	Gold	RUSSIAN FEDERATION	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN	CID000937
Kazakhmys Smelting LLC	Gold	KAZAKHSTAN	CID000956
Kazzinc	Gold	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	Gold	UNITED STATES	CID000969
Kojima Chemicals Co., Ltd.	Gold	JAPAN	CID000981
Korea Metal Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID000988

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Kyrgyzaltyn JSC	Gold	KYRGYZSTAN	CID001029
L’ azurde Company For Jewelry	Gold	SAUDI ARABIA	CID001032
Lingbao Gold Company Limited	Gold	CHINA	CID001056
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA	CID001058
LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF	CID001078
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA	CID001093
Materion	Gold	UNITED STATES	CID001113
Matsuda Sangyo Co., Ltd.	Gold	JAPAN	CID001119
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA	CID001147
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE	CID001152
Metalor Technologies SA	Gold	SWITZERLAND	CID001153
Metalor USA Refining Corporation	Gold	UNITED STATES	CID001157
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Gold	MEXICO	CID001161
Mitsubishi Materials Corporation	Gold	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	CID001193
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	CID001204
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	TURKEY	CID001220
Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	CID001236
Nihon Material Co., Ltd.	Gold	JAPAN	CID001259
Elemetal Refining, LLC	Gold	UNITED STATES	CID001322
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION	CID001326
PAMP SA	Gold	SWITZERLAND	CID001352
Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA	CID001362
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	CID001397
PX Précinox SA	Gold	SWITZERLAND	CID001498
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA	CID001512
Royal Canadian Mint	Gold	CANADA	CID001534
Sabin Metal Corp.	Gold	UNITED STATES	CID001546
Samduck Precious Metals	Gold	KOREA, REPUBLIC OF	CID001555
SAMWON Metals Corp.	Gold	KOREA, REPUBLIC OF	CID001562
Schone Edelmetaal B.V.	Gold	NETHERLANDS	CID001573

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
SEMPSA Joyería Platería SA	Gold	SPAIN	CID001585
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA	CID001619
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA	CID001736
So Accurate Group, Inc.	Gold	UNITED STATES	CID001754
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	CID001756
Solar Applied Materials Technology Corp.	Gold	TAIWAN	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	CID001798
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	CID001875
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA	CID001909
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA	CID001916
Tokuriki Honten Co., Ltd.	Gold	JAPAN	CID001938
Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA	CID001947
Torecom	Gold	KOREA, REPUBLIC OF	CID001955
Umicore Brasil Ltda.	Gold	BRAZIL	CID001977
Umicore SA Business Unit Precious Metals Refining	Gold	BELGIUM	CID001980
United Precious Metal Refining, Inc.	Gold	UNITED STATES	CID001993
Valcambi SA	Gold	SWITZERLAND	CID002003
Western Australian Mint trading as The Perth Mint	Gold	AUSTRALIA	CID002030
Yamamoto Precious Metal Co., Ltd.	Gold	JAPAN	CID002100
Yokohama Metal Co., Ltd.	Gold	JAPAN	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	CID002224
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CHINA	CID002243
Morris and Watson	Gold	NEW ZEALAND	CID002282
Guangdong Jinding Gold Limited	Gold	CHINA	CID002312
Umicore Precious Metals Thailand	Gold	THAILAND	CID002314
Faggi Enrico S.p.A.	Gold	ITALY	CID002355
Geib Refining Corporation	Gold	UNITED STATES	CID002459
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA	CID002509
Republic Metals Corporation	Gold	UNITED STATES	CID002510
KGHM Polska Miedź Spółka Akcyjna	Gold	POLAND	CID002511
Fidelity Printers and Refiners Ltd.	Gold	ZIMBABWE	CID002515
Singway Technology Co., Ltd.	Gold	TAIWAN	CID002516
Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES	CID002560
Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES	CID002561
Kaloti Precious Metals	Gold	UNITED ARAB EMIRATES	CID002563

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
T.C.A S.p.A	Gold	ITALY	CID002580
Korea Zinc Co. Ltd.	Gold	KOREA, REPUBLIC OF	CID002605
SAXONIA Edelmetalle GmbH	Gold	GERMANY	CID002777
WIELAND Edelmetalle GmbH	Gold	GERMANY	CID002778
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA	CID002779
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	CID000211
Conghua Tantalum and Niobium Smeltry	Tantalum	CHINA	CID000291
Duoluoshan	Tantalum	CHINA	CID000410
Exotech Inc.	Tantalum	UNITED STATES	CID000456
F&X Electro-Materials Ltd.	Tantalum	CHINA	CID000460
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA	CID000616
Hi-Temp Specialty Metals, Inc.	Tantalum	UNITED STATES	CID000731
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA	CID000917
King-Tan Tantalum Industry Ltd.	Tantalum	CHINA	CID000973
LSM Brasil S.A.	Tantalum	BRAZIL	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA	CID001163
Mineração Taboca S.A.	Tantalum	BRAZIL	CID001175
Mitsui Mining & Smelting	Tantalum	JAPAN	CID001192
Molycorp Silmet A.S.	Tantalum	ESTONIA	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	CID001277
QuantumClean	Tantalum	UNITED STATES	CID001508
RFH Tantalum Smeltry Co., Ltd.	Tantalum	CHINA	CID001522
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION	CID001769
Taki Chemicals	Tantalum	JAPAN	CID001869
Telex Metals	Tantalum	UNITED STATES	CID001891
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN	CID001969
Zhuzhou Cemented Carbide	Tantalum	CHINA	CID002232
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CHINA	CID002307
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	CID002492
D Block Metals, LLC	Tantalum	UNITED STATES	CID002504
FIR Metals & Resource Ltd.	Tantalum	CHINA	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002506
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA	CID002508
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002512
KEMET Blue Metals	Tantalum	MEXICO	CID002539
Plansee SE Liezen	Tantalum	AUSTRIA	CID002540

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
H.C. Starck Co., Ltd.	Tantalum	THAILAND	CID002544
H.C. Starck GmbH Goslar	Tantalum	GERMANY	CID002545
H.C. Starck GmbH Laufenburg	Tantalum	GERMANY	CID002546
H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY	CID002547
H.C. Starck Inc.	Tantalum	UNITED STATES	CID002548
H.C. Starck Ltd.	Tantalum	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co.KG	Tantalum	GERMANY	CID002550
Plansee SE Reutte	Tantalum	AUSTRIA	CID002556
Global Advanced Metals Boyertown	Tantalum	UNITED STATES	CID002557
Global Advanced Metals Aizu	Tantalum	JAPAN	CID002558
KEMET Blue Powder	Tantalum	UNITED STATES	CID002568
Tranzact, Inc.	Tantalum	UNITED STATES	CID002571
Resind Indústria e Comércio Ltda.	Tantalum	BRAZIL	CID002707
Chenzhou Yunxiang Mining and Metallurgy Company Limited	Tin	CHINA	CID000228
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CHINA	CID000244
CNMC (Guangxi) PGMA Co., Ltd.	Tin	CHINA	CID000278
Alpha	Tin	UNITED STATES	CID000292
Cooperativa Metalurgica de Rondônia Ltda.	Tin	BRAZIL	CID000295
CV Gita Pesona	Tin	INDONESIA	CID000306
PT Justindo	Tin	INDONESIA	CID000307
PT Aries Kencana Sejahtera	Tin	INDONESIA	CID000309
CV Serumpun Sebalai	Tin	INDONESIA	CID000313
CV United Smelting	Tin	INDONESIA	CID000315
Dowa	Tin	JAPAN	CID000402
EM Vinto	Tin	BOLIVIA	CID000438
Estanho de Rondônia S.A.	Tin	BRAZIL	CID000448
Feinhütte Halsbrücke GmbH	Tin	GERMANY	CID000466
Fenix Metals	Tin	POLAND	CID000468
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA	CID000538
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA	CID000555
Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA	CID000760
Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	CID000942
Linwu Xianggui Ore Smelting Co., Ltd.	Tin	CHINA	CID001063
China Tin Group Co., Ltd.	Tin	CHINA	CID001070
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	CID001105
Metallic Resources, Inc.	Tin	UNITED STATES	CID001142
Mineração Taboca S.A.	Tin	BRAZIL	CID001173
Minsur	Tin	PERU	CID001182

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Mitsubishi Materials Corporation	Tin	JAPAN	CID001191
Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	CHINA	CID001231
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	CID001314
Operaciones Metalurgical S.A.	Tin	BOLIVIA	CID001337
PT Alam Lestari Kencana	Tin	INDONESIA	CID001393
PT Artha Cipta Langgeng	Tin	INDONESIA	CID001399
PT Babel Inti Perkasa	Tin	INDONESIA	CID001402
PT Bangka Kudai Tin	Tin	INDONESIA	CID001409
PT Bangka Timah Utama Sejahtera	Tin	INDONESIA	CID001416
PT Bangka Tin Industry	Tin	INDONESIA	CID001419
PT Belitung Industri Sejahtera	Tin	INDONESIA	CID001421
PT BilliTin Makmur Lestari	Tin	INDONESIA	CID001424
PT Bukit Timah	Tin	INDONESIA	CID001428
PT DS Jaya Abadi	Tin	INDONESIA	CID001434
PT Eunindo Usaha Mandiri	Tin	INDONESIA	CID001438
PT Fang Di MulTindo	Tin	INDONESIA	CID001442
PT Karimun Mining	Tin	INDONESIA	CID001448
PT Mitra Stania Prima	Tin	INDONESIA	CID001453
PT Panca Mega Persada	Tin	INDONESIA	CID001457
PT Prima Timah Utama	Tin	INDONESIA	CID001458
PT Refined Bangka Tin	Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	Tin	INDONESIA	CID001463
PT Seirama Tin Investment	Tin	INDONESIA	CID001466
PT Stanindo Inti Perkasa	Tin	INDONESIA	CID001468
PT Sumber Jaya Indah	Tin	INDONESIA	CID001471
PT Timah (Persero) Tbk Kundur	Tin	INDONESIA	CID001477
PT Timah (Persero) Tbk Mentok	Tin	INDONESIA	CID001482
PT Pelat Timah Nusantara Tbk	Tin	INDONESIA	CID001486
PT Tinindo Inter Nusa	Tin	INDONESIA	CID001490
PT Tommy Utama	Tin	INDONESIA	CID001493
Rui Da Hung	Tin	TAIWAN	CID001539
Soft Metais Ltda.	Tin	BRAZIL	CID001758
Thaisarco	Tin	THAILAND	CID001898
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	CID001908
VQB Mineral and Trading Group JSC	Tin	VIET NAM	CID002015
White Solder Metalurgia e Mineração Ltda.	Tin	BRAZIL	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	CID002158
Yunnan Tin Group (Holding) Company Limited	Tin	CHINA	CID002180

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
CV Venus Inti Perkasa	Tin	INDONESIA	CID002455
Magnu’s Minerais Metais e Ligas Ltda.	Tin	BRAZIL	CID002468
PT Tirus Putra Mandiri	Tin	INDONESIA	CID002478
PT Wahana Perkit Jaya	Tin	INDONESIA	CID002479
Melt Metais e Ligas S/A	Tin	BRAZIL	CID002500
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	CID002503
Phoenix Metal Ltd.	Tin	RWANDA	CID002507
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES	CID002517
PT Inti Stania Prima	Tin	INDONESIA	CID002530
CV Ayi Jaya	Tin	INDONESIA	CID002570
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIET NAM	CID002572
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	CID002573
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	CID002574
CV Dua Sekawan	Tin	INDONESIA	CID002592
PT Cipta Persada Mulia	Tin	INDONESIA	CID002696
An Vinh Joint Stock Mineral Processing Company	Tin	VIET NAM	CID002703
Resind Indústria e Comércio Ltda.	Tin	BRAZIL	CID002706
Metallo-Chimique N.V.	Tin	BELGIUM	CID002773
Elmet S.L.U. (Metallo Group)	Tin	SPAIN	CID002774
PT Bangka Prima Tin	Tin	INDONESIA	CID002776
PT Sukses Inti Makmur	Tin	INDONESIA	CID002816
An Thai Minerals Company Limited	Tin	VIET NAM	CID002825
A.L.M.T. TUNGSTEN Corp.	Tungsten	JAPAN	CID000004
Kennametal Huntsville	Tungsten	UNITED STATES	CID000105
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	CID000218
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	CID000258
Dayu Weiliang Tungsten Co., Ltd.	Tungsten	CHINA	CID000345
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA	CID000499
Global Tungsten & Powders Corp.	Tungsten	UNITED STATES	CID000568
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA	CID000769
Japan New Metals Co., Ltd.	Tungsten	JAPAN	CID000825
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten	CHINA	CID000868
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA	CID000875
Kennametal Fallon	Tungsten	UNITED STATES	CID000966
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM	CID001889
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	VIET NAM	CID002011
Wolfram Bergbau und Hütten AG	Tungsten	AUSTRIA	CID002044

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

LIST OF FACILITIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA	CID002095
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA	CID002313
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	CID002318
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	CID002321
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	CID002494
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002513
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID002518
Ganxian Shirui New Material Co., Ltd.	Tungsten	CHINA	CID002531
Pobedit, JSC	Tungsten	RUSSIAN FEDERATION	CID002532
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CHINA	CID002535
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	CHINA	CID002536
Sanher Tungsten Vietnam Co., Ltd.	Tungsten	VIET NAM	CID002538
H.C. Starck GmbH	Tungsten	GERMANY	CID002541
H.C. Starck Smelting GmbH & Co.KG	Tungsten	GERMANY	CID002542
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	VIET NAM	CID002543
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002551
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten	CHINA	CID002578
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA	CID002579
Niagara Refining LLC	Tungsten	UNITED STATES	CID002589
Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION	CID002649

Countries of origin for these facilities are believed to include: Angola, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, Central African Republic, China, Estonia, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan’, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Republic of Congo, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, South Sudan, Spain, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe.

ARRIS International, plc. - CONFLICT MINERALS REPORT 2015

EFFORTS TO DETERMINE THE CONFLICT MINERALS’ MINE OR LOCATION OF ORIGIN

Through our participation in the CFSI and requiring our suppliers to complete the CMRT we have determined that seeking information about conflict mineral smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in our supply chain.

STEPS TO BE TAKEN TO MITIGATE RISK

In 2015 we continued a smelter identification and acceptance review applied during processing of supplier CMRTs. This allowed us to provide feedback to suppliers identifying smelter entries that could not be recognized when referenced to the CFSI standard smelter names or other known smelters/refiners and requesting that they work to resolve these unknown smelters for future submissions.

In 2016 we intend to take the following step to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Continue to urge suppliers to provide smelters than can be recognized or traced to facilities known as actual smelter or refiners to the CFSI or other industry reference source.

•	Continue participation in CFSI (Member ID ARRS) to drive the improvement of industry tools, resources and traceability programs.